Exhibit 10.1

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this “Agreement”), dated as of August 31, 2021 between DOLP 1133 PROPERTIES III LLC, having an office at One Bryant Park, New York, New York 10036 ("Landlord") and TAKE-TWO INTERACTIVE SOFTWARE, INC., having an office at 1133 Avenue of the Americas, New York, New York 10036 ("Tenant").

W I T N E S S E T H:

WHEREAS, DOLP 1133 Properties II LLC (“DOLP II”), predecessor-in-interest to Landlord, as landlord, and Tenant, as tenant, entered into that certain indenture of lease dated as of December 12, 2016 (the “Original Lease”), as amended by that certain First Amendment to Lease dated as of July 25, 2018 (the “First Amendment”) and those certain side letters dated December 12, 2016, September 19, 2017 and July 25, 2018 (the Original Lease, as so amended by the foregoing, collectively, the “Existing Lease”) covering the entire leasable area of the second (2nd) and third (3rd) floors (collectively, the “Initial Office Space”), a portion of the leasable area of the fifteenth (15th) floor, and portions of the leasable area of the ground floor (collectively, the “Existing Premises”) in the building (the “Building”) designated and known as 1133 Avenue of the Americas and 110 West 44th Street, in the Borough of Manhattan and City, County and State of New York;

WHEREAS, Landlord has succeeded to the interest of DOLP II in and to the Existing Lease;
WHEREAS, in order to lease to Tenant the entire leasable area of the fourth (4th) floor of the Building as shown on the floor plan annexed hereto as Exhibit A (the “4th Floor Premises;” the 4th Floor Premises and the Existing Premises are sometimes referred to herein collectively as the “Premises”), Landlord is simultaneously entering into a lease amendment (the “ING Agreement”) with ING Financial Holdings Corporation (“ING”) pursuant to which Landlord and ING shall cancel ING’s lease with respect to the 4th Floor Premises upon and subject to the terms thereof;
WHEREAS, the Initial Term of the Existing Lease expires in accordance with its terms on December 31, 2032; and
WHEREAS, Landlord and Tenant desire (i) that Tenant lease the 4th Floor Premises, (ii) to extend the term of the Existing Lease, and (iii) to modify the Existing Lease in certain other respects, in each case on the terms hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Existing Lease. As used herein, the term “Lease” shall mean the Existing Lease, as amended by this Agreement.

2.Extension of Term. The term of the Existing Lease is hereby extended, upon and subject to the terms of the Existing Lease, except as otherwise expressly set forth herein, for the term (the “Extended Term”) commencing on January 1, 2033 (the “Extended Term Commencement Date”) and ending upon December 31, 2037 (the “Extended Term Expiration Date”), unless the term of the Lease shall sooner terminate pursuant to any of the terms of the Lease or pursuant to law. As of the date hereof, all references in the Lease to (i) the “term” or “Initial Term” shall be deemed to include the Extended Term and (ii) the term “Expiration Date” shall mean the Extended Term Expiration Date. Except as otherwise expressly provided herein, (a) Landlord shall be under no obligation to make any changes, improvements, or alterations to the Premises to prepare the same for Tenant’s occupancy during the Extended Term and Tenant shall be deemed to have accepted possession of the Premises for the Extended Term in its then “as is” condition on the Extended Term Commencement Date and (b) Tenant shall not be entitled to any work allowance or rent credit with respect to the Premises.

3. 4th Floor Premises.

A.Effective for the period (the “4th Floor Premises Term”) beginning on September 1, 2021 (the “4th Floor Premises Commencement Date”) and (subject to the terms of the Lease) ending on the Expiration Date, the 4th Floor Premises shall be deemed to be included in the Office Space and the Premises for all purposes of the Lease. Throughout the 4th Floor Premises Term, all references in the Lease to the terms “Office Space,” “Demised Premises” and “Premises” shall be deemed to include the 4th Floor Premises. Subject to ING’s timely vacating thereof, Landlord shall deliver to Tenant vacant possession of the 4th Floor Premises on September 1, 2021 in its then “as is” condition but with the items set forth on Exhibit C attached hereto (collectively, the “Furniture”) remaining therein. The Furniture shall be delivered to Tenant in its then “as is” condition and Landlord makes no representations or warranties as to the condition, merchantability, fitness, ownership, usability or suitability of the Furniture for any particular purpose (it being further agreed that Landlord shall have no responsibility for the repair, maintenance and/or replacement of the Furniture for any reason). During the 4th Floor Premises Term, the common corridors and other common areas of the fourth (4th) floor of the Building (including all core toilet rooms thereon, without any representation or warranty by Landlord in connection therewith) shall be deemed to be part of the Office Space, the Premises and Tenant’s Insurable Property for all purposes of the Lease, including for the purposes of Articles 11, 12, 16 and 17 of the Original Lease.

B.Except as otherwise expressly provided herein, all of the other terms of the Existing Lease, including those applicable to items of Fixed Rent and additional rent payable pursuant to the terms of the Existing Lease, shall be deemed to be, and shall remain, as set forth in the Existing Lease throughout the remainder of the term of the Existing Lease.

C.Except as otherwise expressly provided herein, (i) Tenant shall accept possession of the 4th Floor Premises in its "as is" condition on the 4th Floor Premises Commencement Date (except for any repair and/or maintenance obligations of Landlord expressly set forth in the Existing Lease), (ii) Landlord shall be under no obligation to make any changes, improvements, or alterations to the 4th Floor Premises to prepare the same for Tenant's occupancy, (iii) Tenant shall not be entitled to any work allowance or rent credit with respect to the 4th Floor Premises, (iv) the taking of occupancy of the whole or part of the 4th Floor Premises by Tenant shall be conclusive evidence that Tenant shall have accepted possession thereof and that the 4th Floor Premises shall be in good and satisfactory condition at the time such occupancy shall be so taken and (v) Landlord has not made and does not make any representations or warranties with respect to the 4th Floor Premises.

D.Tenant shall use the 4th Floor Premises for the Permitted Uses and the Ancillary Uses and for no other purpose.

E.Supplementing the terms of Section 6.7 of the Original Lease, promptly following the 4th Floor Premises Commencement Date, Tenant at its expense may install one (1) sign containing Tenant’s name and/or logo reasonably approved by Landlord on or adjacent to the exterior doors of the 4th Floor Premises (subject to the applicable terms of the penultimate sentence of Section 6.7 of the Original Lease). Tenant shall be responsible for the maintenance and removal of such sign in accordance with the terms of Section 6.7 of the Original Lease.
F.During the 4th Floor Premises Term, Landlord shall not use (nor permit any other third party, including Tenant, to use) the portion of the fourth (4th) floor of the Building substantially as shown on the floor plan annexed hereto as Exhibit B for any purpose.

G.Tenant expressly waives any right to rescind this Agreement under Section 223-a of the New York Real Property Law or under any present or future statute of similar import then in force and Tenant further expressly waives the right to recover any damages, direct or indirect, which may result from Landlord’s failure to timely deliver possession of the 4th Floor Premises. Tenant agrees that the provisions of this Article 3 are intended to constitute “an express provision to the contrary” within the meaning of said Section 223-a.

4.Fixed Rent.

A.Tenant shall continue to pay all Fixed Rent with respect to the Existing Premises at the rates and in the manner provided in the Existing Lease through December 31, 2032. Thereafter, during the Extended Term, Tenant shall pay Fixed Rent with respect to the Existing Premises in the manner provided in the Existing Lease at such rate(s) as determined in accordance with the terms of Section 4C hereof, payable in advance in equal monthly installments.

B.In addition, Tenant shall pay Fixed Rent in the manner provided in the Existing Lease with respect to the 4th Floor Premises as follows:

(i)$1,907,496.00 per annum during the period commencing on September 1, 2021 and ending upon January 31, 2023, payable in advance in equal monthly installments of $158,958.00;

(ii)$2,066,454.00 per annum during the period commencing upon February 1, 2023 and ending upon October 31, 2026, payable in advance in equal monthly installments of $172,204.50;

(iii)during the period commencing on November 1, 2026 and ending on November 30, 2027, an annual rate equal to the sum of (a) $1,986,975.00 and (b) the annual additional rent (on a per rentable square foot basis) on account of increases in Taxes and Expenses pursuant to the Existing Lease payable with respect to the Initial Office Space as of November 1, 2026 pursuant to Section 6A hereof;
(iv)during the period commencing on December 1, 2027 and ending on December 31, 2032, an annual rate equal to the sum of (a) $2,119,440.00 and (b) the annual additional rent (on a per rentable square foot basis) on account of increases in Taxes and Expenses pursuant to the Existing Lease payable with respect to the Initial Office Space as of November 1, 2026 pursuant to Section 6A hereof; and

(v)during the Extended Term, at such rate(s) as determined in accordance with the terms of Section 4C hereof, payable in advance in equal monthly installments.

C.The annual Fixed Rent with respect to the entire Premises during the Extended Term shall be equal to one hundred percent (100%) of the annual fair market rental value thereof as of January 1, 2033 (taking into account those leasing terms and conditions with respect thereto as are set forth in the Lease), which annual fair market rental value may include periodic increases and shall be determined in the manner set forth in Article 38 of the Original Lease, except that (a) all references therein to the Premises shall be deemed to be references to the entire Premises, including the Existing Premises and the 4th Floor Premises, (b) the annual fair market rental value of the entire Premises shall be determined with respect to the first five (5) years of a ten (10) year term, and (c) the base years for Taxes and Expenses (to the extent applicable) shall be determined by the parties and taken into account in the determination of the annual fair market rental value of the Premises.

5.Electricity. Tenant shall continue to compensate Landlord for supplying Tenant with electrical current in the Existing Premises in accordance with the applicable terms of the Existing Lease. In addition, Landlord shall provide electricity to the 4th Floor Premises during the 4th Floor Premises Term, and Tenant shall compensate Landlord therefor, in accordance with the applicable terms of the Existing Lease. The capacity referred to in the first (1st) sentence of Section 7.2 of the Original Lease with respect to the 4th Floor Premises shall be equal to a demand electrical load of six (6) watts (average) per usable square foot at 265/460 volts, 3 phase, 4 wire, exclusive of the base building HVAC system.

6.Escalations and Other Additional Rent.

A.Tenant shall continue to pay all additional rent with respect to the Existing Premises at the rates and in the manner provided in the Existing Lease through December 31, 2032. Thereafter, during the Extended Term, Tenant shall continue to pay all additional rent with respect to the Existing Premises at the rates and in the manner provided in the Existing Lease, although the base years for Taxes and Expenses (to the extent applicable) shall be determined in accordance with the terms of Section 4C hereof.

B.
(i)In addition, Tenant shall pay all additional rent with respect to the 4th Floor Premises at the rates and in the manner provided in the Lease, except that (a) during the period commencing on September 1, 2021 and ending on October 31, 2026, the term “Base Tax” shall mean the Taxes, as finally determined, for the fiscal year July 1, 2017 to June 30, 2018 and the term “Expense Base” shall mean one-half (1/2) of the sum of the Expenses for the 2017 and 2018 Expense Years, (b) during the period commencing on November 1, 2026 and ending on December 31, 2032 (the “Additional Period”), the term “Base Tax” shall mean the Taxes, as finally determined, for the fiscal year July 1, 2026 to June 30, 2027 and the term “Expense Base” shall mean the Expenses for the 2027 Expense Year and (c) during the Extended Term, the base years for Taxes and Expenses shall be determined in accordance with the terms of Section 4C hereof.
(ii)The terms and provisions set forth in Exhibit D attached hereto are incorporated by reference herein as if set forth in full in this Section 6B.

7.Modifications to Existing Lease. The Existing Lease shall be amended as follows as of the date hereof:

A.Renewal Option. The Renewal Option is hereby amended so that the Renewal Option shall consist solely of one (1) additional five (5) year term commencing on January 1, 2038 and ending on December 31, 2042, it being agreed that (a) all references therein to the Initial Term shall be deemed to be references to the Extended Term and (b) the fair market rental value of the Premises shall be determined with respect to the first five (5) years of a ten (10) year term.
B.Expansion Option. The terms and provisions set forth in Exhibit E attached hereto are incorporated by reference herein as if set forth in full in this Section 7B.
C.Balance Space and 15th Floor Space.
(i)Section 2B of the First Amendment and all references in the Existing Lease to the terms “Balance Space,” “Balance Space Term,” “Balance Space Commencement Date,” “Landlord’s Balance Space Work,” “Estimated Balance Space Delivery Date” and “Tenant’s Balance Space Work” are hereby deleted in their entirety, it being agreed that Tenant shall no longer be obligated to lease the Balance Space unless Tenant exercises the Expansion Option with respect thereto.
(ii)The 15th Floor Space shall no longer include the Balance Space and shall solely include the Additional Space. The terms and provisions set forth in Exhibit F attached hereto are incorporated by reference herein as if set forth in full in this Section 7C(ii).
D.Prohibited Uses.
(i)Clause (12) of Section 5.2 of the Original Lease shall be amended to read as follows: “an executive suite business (or co-working or shared office uses (e.g., WeWork, Regus, etc., including the so-called “Enterprise Solutions” or similar business) or conference center use for third parties or a social club).”
(ii)A new clause (15) of Section 5.2 of the Original Lease shall be added as follows: “the conduct of any event sponsored by a third party (it being agreed that the foregoing shall not preclude Tenant from occasionally hosting in the Office Space as an Ancillary Use an event sponsored by Tenant, such as a holiday party or a client reception).”
E.Assignment/Subletting. Clause (8) of Section 8.1C of the Original Lease shall be amended to become clause (9), and a new clause (8) shall be added as follows: “The proposed assignee or subtenant (or its affiliate) is a competitor of Landlord or an affiliate thereof in the ownership and/or management of office buildings; or.”
F.Internal Staircase. The terms of the final sentence of Section 13.4L of the Original Lease shall be fully applicable with respect to Tenant’s leasing of the 4th Floor Premises (it being agreed that any internal staircase constructed by Tenant between the third (3rd) and fourth (4th) floors of the Building shall (a) be in a location designated by Tenant and reasonably acceptable to Landlord and (b) be deemed to be a Specialty Alteration under the Lease).
G.Notice. The title Corporate Counsel in Exhibit M-11 of the Original Lease shall be amended to be General Counsel.

H.Carbon Emissions Law. The following is added as a new Section 7.9 of the Original Lease: The terms and provisions set forth in Exhibit G attached hereto are incorporated by reference herein as if set forth in full in this Section 7H.
I.Expenses.
(i)The following shall be added prior to the semicolon in clause (b) of Section 4.1A(9)(iii) of the Original Lease: “or by Legal Requirements enacted prior to the Commencement Date but with respect to which the obligation to comply shall arise after the Commencement Date (e.g., the Carbon Emissions Law).”
(ii)In no event shall Base Building CEL Charges be included in Expenses.
8.Elevators. Supplementing the terms of Section 5A of the First Amendment and subject to the terms of Section 6.3 of the Original Lease, commencing on the 4th Floor Premises Commencement Date, (a) Landlord shall provide non-exclusive passenger elevator service to and from the Building lobby and the fourth (4th) floor of the Building during business hours, (b) Landlord shall provide during business hours non-exclusive passenger elevator service to and from the Building lobby and the second (2nd), third (3rd), fourth (4th) and fifteenth (15th) floors of the Building by one (1) elevator car currently designated as car A-5, and (c) at all times other than during business hours, not fewer than one (1) passenger elevator car designated by Landlord shall be on call to the 4th Floor Premises.
9.Broker.     Each of Landlord and Tenant warrants and represents that it has not dealt with any broker in connection with this Agreement other than the Broker (i.e., Cushman & Wakefield, Inc.). Tenant and Landlord each agrees to defend, save and hold harmless the other party from any claims for fees and commissions and against any liability (including reasonable attorneys' fees and disbursements) arising out of any conversations or negotiations had by such party with any broker or party acting as such. Landlord shall be responsible pursuant to a separate agreement solely for the payment of any commission or other fee earned by the Broker with respect to the leasing by Tenant of (a) the 4th Floor Premises for the Additional Period and (b) the entire Premises for the Extended Term. This Article 9 shall survive the expiration or sooner termination of the Lease.
10.Payment of Legal Fees. Simultaneously with its execution hereof and in order to induce Landlord to execute this Agreement, Tenant shall pay to Landlord, as additional rent under the Lease, Landlord’s reasonable legal fees in the amount of $22,000.00 incurred in connection with the preparation and negotiation of this Agreement.
11.Miscellaneous. Except as amended herein, all of the other terms of the Existing Lease are and shall remain in full force and effect and are hereby ratified and confirmed. This Agreement is submitted to Tenant on the understanding that it shall not be considered an offer and shall not bind Landlord in any way until (i) Tenant has duly executed and delivered duplicate originals to Landlord, and (ii) Landlord has executed and unconditionally delivered one of said originals to Tenant. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may be executed in counterparts, each of which may be deemed an original and all of which together shall constitute one and the same instrument. If any of the provisions of the Lease or the application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, the remainder of the Lease or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable shall not be affected thereby, and every provision of the Lease shall be valid and enforceable to the fullest extent permitted by law. This Agreement may not be orally waived, terminated, changed or modified. Landlord and Tenant each represents and warrants to the other that (a) this Agreement (1) has been duly authorized, executed and delivered by such party and (2) constitutes the legal, valid and binding obligation of such party and (b) the execution and delivery of this Agreement is not prohibited by, nor does it conflict with or constitute a default under, any agreement or instrument to which such party may be bound or any Legal Requirements applicable to such party. The captions herein are inserted only as a convenience and for reference and they in no way define, limit or describe the scope of this Agreement or the intent of any provision thereof. Each reference in this Agreement to a section or article of the Existing Lease shall be deemed to be a reference thereto, as the same may have been theretofore amended and as the same may be further amended by this Agreement. The exchange of executed copies of this Agreement by so-called “portable document format” or similar electronic format transmission (including executed through use of a reputable electronic signature service such as Sertifi or DocuSign) (collectively, “PDF”) shall constitute effective execution and delivery of this Agreement as to the parties for all purposes, and signatures of the parties transmitted by PDF shall be deemed to be their original signatures for all purposes.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Agreement as of the day and year first above written.

DOLP 1133 PROPERTIES III LLC

By: The Durst Manager LLC, a New York limited liability company, its Manager

By: SRDA Manager, LLC, a New York limited liability company, its Managing Member

By: /s/ Jonathan Durst

TAKE-TWO INTERACTIVE SOFTWARE, INC.

By: /s/ Matt Breitman
Name: Matt Breitman
Title: SVP & GC Americas